Cypress Environmental Partners, L.P. 8-K

Exhibit 99.1

Cypress Environmental Partners, L.P. Announces First Quarter 2020 Results

Tulsa, Oklahoma - (BUSINESS WIRE)—May 11, 2020—Cypress Environmental Partners, L.P. (“CELP”)

(NYSE:CELP) today reported first quarter 2020 results of:

●	Revenue of $68.5 million;
●	Gross margin of $8.0 million;
●	Net loss of $0.9 million;
●	Adjusted EBITDA attributable to limited partners of $2.6 million;
●	Net debt leverage ratio of 2.04x;
●	Cash distribution of $0.21 per unit, consistent with the last twelve quarters; and
●	Cash and cash equivalents of $42.3 million.

Peter C. Boylan III, CELP’s Chairman and Chief Executive Officer, stated, “Our first quarter is typically a weaker quarter and last year we had an exceptional first quarter as the result of inspection work on a major new pipeline. Our results were also adversely affected by the significant decline in oil prices of over $40 per barrel or 66% during the quarter, which was driven primarily by increased supply from Russia, Saudi Arabia, and other oil-producing nations as a result of a price war and a significant decrease in demand as a result of the COVID-19 pandemic. With the COVID-19 pandemic we implemented our business continuity plan, with most of our corporate employees working from home, and we have continued our field operations without any disruption in our service to our customers. The vast majority of our customers are under significant financial pressures to reduce costs and have been aggressively pursuing pricing concessions. We value our long-term customer relationships and work closely with them to address this reality which in turn requires us to modify what pay we can offer our valued inspectors. The net result of the actions remains to be known at this time, but it will lead to less working capital required to operate the businesses.

“We are taking swift actions to reduce overhead and other costs by over $3.5 million annually through a combination of salary reductions, reduction in force, furloughs, hiring freezes, reductions in hours, and other miscellaneous cost-cutting measures. Our team has made sacrifices and I have taken the largest reduction in salary both in percentage and dollars. We have elected to defer some discretionary capital expenditures and remain focused on opportunities to improve our working capital. We will take further actions as necessary to adjust to evolving market conditions. We believe the actions we take will not only temper the impact of the activity declines, but also enable us to be in a strong position to take advantage of the market’s eventual recovery.

“In our Pipeline Inspection segment, most projects that were already in process have continued, despite the COVID-19 outbreak. However, many customers have announced reductions in their capital expansion budgets and deferrals of planned construction projects, and we expect these changes to reduce our revenue-generating opportunities in the near term. We expect customers to continue to conduct maintenance activities, many of which are government-mandated, and certain customers have announced plans to proceed with certain large construction projects. However, many clients are deferring maintenance work whenever possible if they have the option. We believe our reputation developed over 17 years will give us a competitive advantage during this challenging industry downturn when many of our competitors may not survive. We have several sizeable bids outstanding that could significantly benefit us in 2020 if we are successful in being awarded those inspection opportunities.

Cypress Environmental Partners, L.P. - Q1 2020 Earnings Release	Page 1 of 10

“Our Pipeline and Process Services segment enjoyed a solid first quarter and maintains a solid backlog exceeding $4 million of work as of March 31, 2020. Hydrostatic testing is typically one of the last steps to be completed before a pipeline is placed into service. Although the planned reduction in capital expansion projects by many of our customers will reduce our revenue-generating opportunities, we believe we have developed a strong reputation over the last decade that will give us a competitive advantage when bidding on future work. Bid activity remains solid and we believe this downturn may put some competitors out of business.

“Our Water & Environmental Services segment experienced a significant decline in revenue in the first quarter, which is not uncommon with weather in North Dakota and customers ramping up activity. Bakken Clearbrook oil pricing has been under intense pressure, along with West Texas Intermediate (“WTI”). Pipeline capacity and storage constraints have also adversely impacted this market. Several prominent E&P customers have elected to shut in their production instead of selling oil at these prices. Many of our customers have also dropped all or the majority of their rigs associated with their drilling programs. Although market conditions are adverse, we expect to continue to benefit from the fact that 99% of our water in first quarter 2020 was produced water from existing wells (rather than flowback water from new wells) and 55% of our water in first quarter 2020 was from dedicated pipelines. We are also taking steps to reduce our operating costs including the temporary closure of some facilities.”

“In March 2020, in an abundance of caution, we borrowed $32.0 million on our revolving credit facility to provide substantial liquidity to manage our business in light of the COVID-19 outbreak and the significant decline in the price of crude oil. As of March 31, 2020, we had cash and cash equivalents of $42.3 million. We expect our leverage ratio to grow as we face tough comparisons vs. prior year going forward until markets return. Our current interest expense remains less than 4% per year. We maintained our current distribution this quarter, but as announced in late April, we will continue to evaluate our distribution policy going forward and take such actions as are prudent to protect our balance sheet, including the possibility of a temporary reduction or suspension of the distribution if so required.”

“Earlier this year, the U.S. Pipeline and Hazardous Materials Safety Administration ("PHMSA") issued new rules that significantly revises certain aspects of the hazardous liquid pipeline safety regulations codified at Title 49 Code of Federal Regulations Parts 190-199. Effective July 1, 2020, this rule expands requirements to address risks to pipelines outside of environmentally sensitive and populated areas. In addition, the rule makes changes to the integrity management requirements, including emphasizing the use of in-line inspection technology. We remain optimistic about the long-term demand for environmental services such as pipeline inspection, integrity services, and water solutions, due to our nation’s aging pipeline infrastructure, and we believe we continue to be well-positioned to capitalize on these opportunities.

“In 2018, our parent company completed two acquisitions to further broaden our collective suite of environmental services. One acquisition provided entry into the municipal water industry, whereby we can offer our traditional inspection services, including corrosion and nondestructive testing services, as well as in-line inspection (“ILI”). Our parent company’s next generation 5G ultra high-resolution magnetic flux leakage (“MFL”) ILI technology called EcoVision™ UHD, is capable of helping pipeline owners and operators better manage the integrity of their assets in both the municipal water and energy industries. We believe our parent company is the only technology provider today capable of offering this service to the large and diverse municipal water industry that provides drinking water to our communities. Our parent company has been investing in the companies to prepare to offer them for drop down to CELP, once market conditions warrant. It now remains unlikely this will occur in 2020.

Our parent company ownership interests continue to remain fully aligned with our unitholders, as our general partner and insiders collectively own 76% of our total common and preferred units.”

Cypress Environmental Partners, L.P. - Q1 2020 Earnings Release	Page 2 of 10

First Quarter financial information includes:

●	Revenue of $68.5 million in first quarter 2020, compared with $90.4 million in first quarter 2019, representing a 24% decrease.

●	Gross margin of $8.0 million in first quarter 2020, compared to $10.0 million in first quarter 2019, representing a 21% decrease.

●	Net loss of $0.9 million in first quarter 2020, compared to net income of $1.4 million in first quarter 2019, representing a 164% decrease.

●	Net loss attributable to common unitholders of $1.8 million in first quarter 2020, compared to net income of $0.6 million in first quarter 2019, representing a 422% decrease.

●	Adjusted EBITDA (including noncontrolling interests) of $2.7 million in first quarter 2020, compared to $4.4 million in first quarter 2019, representing a 40% decrease.

●	Adjusted EBITDA attributable to limited partners of $2.6 million in first quarter 2020, compared to $4.5 million in first quarter 2019, representing a 42% decrease.

●	A net debt leverage ratio (calculated as debt, including finance leases, net of cash and cash equivalents divided by trailing-twelve-month EBITDA) of 2.04x, a credit facility covenant leverage ratio of 3.5x (compared a maximum of 4.0x), and a credit facility interest coverage ratio of 7.4x (compared to a minimum of 3.0x) at March 31, 2020.

Highlights include:

●	Maintenance capital expenditures in first quarter 2020 were $0.4 million, reflecting the minimal maintenance capital expenditures necessary for the operation of our businesses.

●	Our expansion capital expenditures during first quarter 2020 were $0.7 million, which primarily included costs associated with a new human capital management system that we implemented in early 2020 that should give us a long-term competitive advantage.
●	We enjoy strong long-term customer relationships, many of which date back 17 years in our Pipeline Inspection segment and ten years in our Pipeline and Process Services (“PPS”) segment. In 2019:
➢	28% of the gross margin of our Pipeline Inspection segment was generated from customers that we have served for over 10 years, and another 40% was generated from customers we have served for over five years.
➢	The majority of the gross margin of our PPS segment and Environmental Services segment was generated from customers that we have served for over 5 years.
●	We remain cautiously optimistic about our organic growth opportunities for our various service lines, considering that we serve less than 10% of the addressable market and organic business development remains our priority despite the work from home environment.

Looking forward:

●	COVID-19 represents a significant risk that is adversely impacting global demand for energy and commodity prices. Our clients are all adjusting to the demand destruction and many are seeking concessions.
●	We continue to pursue new customers and new projects as they are announced and remain focused on renewing existing contracts and selling additional service lines to our customers. Several 2020 high profile new projects we were previously awarded have been deferred.
●	Our PPS business has been very busy and enjoys an attractive backlog of work and continues to bid on additional opportunities.

Cypress Environmental Partners, L.P. - Q1 2020 Earnings Release	Page 3 of 10

●	We continue our focus on maintenance, integrity, in line support services, and nondestructive examination services. These business lines yield higher gross margins.
●	During first quarter 2020, 99% of total water disposal volumes came from produced water, and piped water represented 55% of total water volumes. Many clients in North Dakota are curtailing or shutting in production given the low oil prices in the Bakken. According to a published rig count as of May 8, 2020, the Williston basin of the Bakken totaled 20 rigs, down 67% from its peak in 2019 of 61 rigs and 23% from the prior week. These shut-ins and curtailments adversely impact our water volumes.
●	The interest rate on our revolving credit facility borrowings ranged between 3.61% and 4.80% in first quarter 2020 and was 3.87% at March 31, 2020.
●	Our credit facility matures on May 28, 2021 and we continue to have discussions with our lenders about extending the maturity in return for some modifications to the current facility.
●	We continue to incur substantial legal fees defending various Fair Labor Standards Act (“FLSA”) employee overtime litigation with plaintiff lawyers who are aggressively pursuing the industry. However, we expect that we will incur lower legal fees in the second quarter, since most courts are closed or managing a significantly reduced docket as a result of the COVID-19 pandemic and associated social distancing measures adopted by federal, state, and local governments.

CELP filed its quarterly report on Form 10-Q for the three months ended March 31, 2020 with the Securities and Exchange Commission today. CELP will also post a copy of the Form 10-Q on its website at www.cypressenvironmental.biz. Unitholders may request a printed copy of CELP’s complete audited financial statements and annual report for the year ended December 31, 2019 free of charge by contacting CELP at the email address below.

Non-GAAP Measures:

CELP defines Adjusted EBITDA as net (loss) income, plus interest expense, depreciation, amortization and accretion expenses, income tax expense, impairments, non-cash allocated expenses, and equity-based compensation, less certain other unusual or nonrecurring items. CELP defines Adjusted EBITDA attributable to limited partners as net (loss) income attributable to limited partners, plus interest expense attributable to limited partners, depreciation, amortization and accretion attributable to limited partners, impairments attributable to limited partners, income tax expense attributable to limited partners, and equity-based compensation attributable to limited partners, less certain other unusual or nonrecurring items attributable to limited partners. CELP defines Distributable Cash Flow as Adjusted EBITDA attributable to limited partners less cash interest paid, cash income taxes paid, maintenance capital expenditures, and cash distributions on preferred equity. These are supplemental, non-GAAP financial measures used by management and by external users of our financial statements, such as investors and commercial banks, to assess our operating performance without regard to financing methods, historical cost basis, or capital structure; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and our ability to incur and service debt and fund capital expenditures. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow are net (loss) income and cash flow from operating activities. These non-GAAP measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures excludes some, but not all, items that affect the most directly comparable GAAP financial measure. Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow should not be considered alternatives to net (loss) income, (loss) income before income taxes, net (loss) income attributable to limited partners, cash flows from operating activities, or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. CELP believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow provide useful information to investors in assessing our financial condition and results of operations. CELP uses Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow as supplemental financial measures to both manage its business and assess the cash flows generated by its assets (prior to the establishment of any retained cash reserves by the general partner) to fund the cash distributions to unitholders. Because Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow may be defined differently by other companies, our definitions of Adjusted EBITDA, Adjusted EBITDA attributable to limited partners and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Reconciliations of (i) Net (Loss) Income to Adjusted EBITDA and Distributable Cash Flow, (ii)Net (Loss) Income attributable to limited partners to Adjusted EBITDA attributable to limited partners and Distributable Cash Flow and (iii) Net Cash Flows Provided by Operating Activities to Adjusted EBITDA and Distributable Cash Flow are provided below.

Cypress Environmental Partners, L.P. - Q1 2020 Earnings Release	Page 4 of 10

This press release includes “forward-looking statements”:

All statements, other than statements of historical facts included or incorporated herein, may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While CELP believes its expectations, as reflected in the forward-looking statements, are reasonable, CELP can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in CELP’s Annual Report filed on Form 10-K, Quarterly Reports filed on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” CELP undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About Cypress Environmental Partners, L.P.:

Cypress Environmental Partners, L.P. is a master limited partnership that provides essential environmental services to the energy and municipal water industries, including pipeline & infrastructure inspection, NDE testing, various integrity services, and pipeline & process services throughout the United States. CELP also provides environmental services to upstream energy companies and their vendors in North Dakota, including water treatment, hydrocarbon recovery, and disposal into EPA Class II injection wells to protect our groundwater. CELP works closely with its customers to help them protect people, property, and the environment, and to assist them with compliance of increasingly complex and strict rules and regulations. CELP is headquartered in Tulsa, Oklahoma.

Contact:	Cypress Environmental Partners, L.P. - Jeff Herbers – Vice President & Chief Financial Officer jeff.herbers@cypressenvironmental.biz or 918-947-5730

Cypress Environmental Partners, L.P. - Q1 2020 Earnings Release	Page 5 of 10

CYPRESS ENVIRONMENTAL PARTNERS, L.P.
Unaudited Condensed Consolidated Balance Sheets
As of March 31, 2020 and December 31, 2019
(in thousands)

	March 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$42,258	$15,700
Trade accounts receivable, net	44,826	52,524
Prepaid expenses and other	1,602	988
Total current assets	88,686	69,212
Property and equipment:
Property and equipment, at cost	26,694	26,499
Less: Accumulated depreciation	14,408	13,738
Total property and equipment, net	12,286	12,761
Intangible assets, net	19,389	20,063
Goodwill	50,238	50,356
Finance lease right-of-use assets, net	818	600
Operating lease right-of-use assets	2,814	2,942
Debt issuance costs, net	677	803
Other assets	650	605
Total assets	$175,558	$157,342

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable	$2,276	$3,529
Accounts payable - affiliates	418	1,167
Accrued payroll and other	11,733	14,850
Income taxes payable	1,313	1,092
Finance lease obligations	249	183
Operating lease obligations	522	459
Total current liabilities	16,511	21,280
Long-term debt	101,929	74,929
Finance lease obligations	484	359
Operating lease obligations	2,276	2,425
Other noncurrent liabilities	163	158
Total liabilities	121,363	99,151

Owners' equity:
Partners’ capital:
Common units (12,202 and 12,068 units outstanding at
March 31, 2020 and December 31, 2019, respectively)	33,104	37,334
Preferred units (5,769 units outstanding at March 31, 2020 and December 31, 2019)	44,291	44,291
General partner	(25,876)	(25,876)
Accumulated other comprehensive loss	(2,229)	(2,577)
Total partners' capital	49,290	53,172
Noncontrolling interests	4,905	5,019
Total owners’ equity	54,195	58,191
Total liabilities and owners' equity	$175,558	$157,342

Cypress Environmental Partners, L.P. - Q1 2020 Earnings Release	Page 6 of 10

CYPRESS ENVIRONMENTAL PARTNERS, L.P.
Unaudited Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2020 and 2019
(in thousands, except per unit data)

	Three Months Ended March 31,
	2020	2019

Revenue	$68,483	$90,376
Costs of services	60,528	80,353
Gross margin	7,955	10,023

Operating costs and expense:
General and administrative	5,940	6,231
Depreciation, amortization and accretion	1,208	1,104
Gain on asset disposals, net	(12)	(21)
Operating income	819	2,709

Other (expense) income:
Interest expense, net	(1,124)	(1,311)
Foreign currency (losses) gains	(457)	101
Other, net	105	88
Net (loss) income before income tax expense	(657)	1,587
Income tax expense	220	206
Net (loss) income	(877)	1,381

Net loss attributable to noncontrolling interests	(88)	(219)
Net (loss) income attributable to limited partners	(789)	1,600

Net income attributable to preferred unitholder	1,033	1,033
Net (loss) income attributable to common unitholders	$(1,822)	$567

Net (loss) income per common limited partner unit:
Basic and diluted	$(0.15)	$0.05

Weighted average common units outstanding:
Basic	12,096	11,971
Diluted	12,096	12,355

Cypress Environmental Partners, L.P. - Q1 2020 Earnings Release	Page 7 of 10

Reconciliation of Net (Loss) Income to Adjusted EBITDA and Distributable Cash Flow

	Three Months ended March 31,
	2020	2019
	(in thousands)

Net (loss) income	$(877)	$1,381
Add:
Interest expense	1,124	1,311
Depreciation, amortization and accretion	1,480	1,376
Income tax expense	220	206
Equity based compensation	264	269
Foreign currency losses	457	—
Less:
Foreign currency gains	—	101
Adjusted EBITDA	$2,668	$4,442

Adjusted EBITDA attributable to noncontrolling interests	62	(89)
Adjusted EBITDA attributable to limited partners	$2,606	$4,531

Less:
Preferred unit distributions	1,033	1,033
Cash interest paid, cash taxes paid, maintenance capital expenditures	1,205	1,218
Distributable cash flow	$368	$2,280

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Reconciliation of Net (Loss) Income Attributable to Limited Partners to Adjusted
EBITDA Attributable to Limited Partners and Distributable Cash Flow
	Three Months ended March 31,
	2020	2019
	(in thousands)

Net (loss) income attributable to limited partners	$(789)	$1,600
Add:
Interest expense attributable to limited partners	1,124	1,311
Depreciation, amortization and accretion attributable to limited partners	1,335	1,249
Income tax expense attributable to limited partners	215	203
Equity based compensation attributable to limited partners	264	269
Foreign currency losses attributable to limited partners	457	—
Less:
Foreign currency gains attributable to limited partners	—	101
Adjusted EBITDA attributable to limited partners	2,606	4,531

Less:
Preferred unit distributions	1,033	1,033
Cash interest paid, cash taxes paid and maintenance capital expenditures attributable to limited partners	1,205	1,218
Distributable cash flow	$368	$2,280

Reconciliation of Net Cash Flows Provided By (Used In) Operating
Activities to Adjusted EBITDA and Distributable Cash Flow
	Three Months ended March 31,
	2020	2019
	(in thousands)

Cash flows provided by (used in) operating activities	$4,405	$(12,250)
Changes in trade accounts receivable, net	(7,698)	21,935
Changes in prepaid expenses and other	577	(6)
Changes in accounts payable and accounts payable - affiliates	1,197	(1,905)
Changes in accrued liabilities and other	3,154	(4,562)
Change in income taxes payable	(221)	(207)
Interest expense (excluding non-cash interest)	980	1,181
Income tax expense (excluding deferred tax benefit)	220	206
Other	54	50
Adjusted EBITDA	$2,668	$4,442

Adjusted EBITDA attributable to noncontrolling interests	62	(89)
Adjusted EBITDA attributable to limited partners	$2,606	$4,531

Less:
Preferred unit distributions	1,033	1,033
Cash interest paid, cash taxes paid, maintenance capital expenditures	1,205	1,218
Distributable cash flow	$368	$2,280

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Operating Data
	Three Months
	Ended March 31,
	2020		2019

Total barrels of water processed (000's)	2,321		2,814
Avg. revenue per barrel	$0.72		$0.77
Environmental Services gross margins	61.3%		64.3%
Avg. number of inspectors	1,016		1,432
Avg. revenue per inspector per week	$4,838		$4,682
Pipeline Inspection gross margins	10.0%		9.7%
Avg. number of field personnel	27		28
Avg. revenue per field personnel per week	$8,325		$5,483
Pipeline & Process Services gross margins	19.2%		12.9%
Maintenance capital expenditures (000's)	$400		$52
Expansion capital expenditures (000's)	$740		$301
Common unit distributions (000's)	$2,562		$2,531
Preferred unit distributions (000's)	$1,033		$1,033
Coverage ratio	0.14	x	0.90	x
Net debt leverage ratio	2.04	x	3.19	x

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